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                                                                   EXHIBIT 3.139

                            CERTIFICATE OF FORMATION

                                       OF

                     PEABODY-WATERSIDE DEVELOPMENT, L.L.C.

         1.       The name of the limited liability company is:
                  Peabody-Waterside Development, L.L.C.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3.       This Certificate of formation shall be effective on November
                  15, 2002.

                           IN WITNESS WHEREOF, the undersigned has executed this
                  Certificate of Formation this 11th day of November, 2002.

                                        /s/ Terry L. Bethel
                                            -----------------
                                            Terry L. Bethel
                                            Organizer

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 03:30 PM 11/12/2002
                                                           020697223 - 3590141